EX-99.e.1.iv

Delaware Distributors, L.P.
2005 Market Street
Philadelphia, PA 19103

August 25, 2009

Delaware Group Income Funds
2005 Market Street
Philadelphia, PA 19103

Re:	Expense Limitations

Ladies and Gentlemen:

     By our execution of this letter agreement (the “Agreement”), intending to be legally bound hereby, Delaware Distributors, L.P. (the “Distributor”) agrees that in order to improve the performance of Delaware Core Bond Fund (the “Fund”), which is a series of Delaware Group Income Funds, the Distributor shall waive a portion of the Rule 12b-1 (distribution) fees for the Fund’s Class A and Class R shares so that their Rule 12b-1 (distribution) fees will not exceed 0.25% and 0.50%, respectively, for the period August 25, 2009 through November 30, 2010.

     The Distributor acknowledges that it shall not be entitled to collect on, or make a claim for, waived fees at any time in the future.

Delaware Distributors, L.P.

By:	/s/ Theodore K. Smith

Name: Theodore K. Smith
Title: President

Your signature below acknowledges
acceptance of this Agreement:

Delaware Group Income Funds

By:	/s/ Patrick P. Coyne

Name: Patrick P. Coyne
Title: President
Date: November 24, 2009